Exhibit 4.2

FORM OF STOCK CERTIFICATE

THE SHARES REPRESENTED BY

THIS CERTIFICATE ARE SUBJECT

TO CERTAIN RESTRICTIONS ON

TRANSFER. SEE REVERSE.

CUSIP 40701L 200

CLASS B	SEE REVERSE FOR
COMMON STOCK	CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

HYSTER-YALE MATERIALS HANDLING, INC.

CERTIFICATE NUMBER	REFERENCE	DATE	SHARES

XXXXXX

This certifies that    XXXXXX

is the owner of    XXXXXX

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK, PAR VALUE $0.01 PER

SHARE, OF HYSTER-YALE MATERIALS HANDLING, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed in the office of the Secretary of State of Delaware to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

CERTIFICATE OF STOCK

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

HYSTER-YALE MATERIALS HANDLING, INC.

COUNTERSIGNED AND REGISTERED:	CORPORATE SEAL	XXXXXX
COMPUTERSHARE, INC.		PRESIDENT
TRANSFER AGENT
AND REGISTRAR	DELAWARE
BY XXXXXX

AUTHORIZED SIGNATURE		XXXXXX
SECRETARY

Hyster-Yale Materials Handling, Inc.

The shares of Class B Common Stock, par value $0.01 per share (“Class B Common”), represented by this certificate are entitled to certain rights and subject to certain restrictions set forth in the Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate”) of Hyster-Yale Materials Handling, Inc. (the “Corporation”). A copy of the Amended and Restated Certificate, which sets forth in full such rights and restrictions, may be obtained without charge upon written request addressed to: Secretary, Hyster-Yale Materials Handling, Inc., Suite 300, 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017.

Subject to the rights of the holders of any series of preferred stock of the Corporation, if any, on all matters presented to stockholders, every holder of Class B Common is entitled to ten votes in person or by proxy for each share of Class B Common held by such holder.

Under transfer restrictions applicable to shares of Class B Common set forth in the Amended and Restated Certificate, the shares of Class B Common represented by this certificate are not transferable by the holder thereof except to or among (1) such holder’s spouse; (2) certain relatives of such holder and of such holder’s spouse, and spouses of such relatives; (3) certain relatives of such spouses; (4) certain trusts established for their benefit; (5) certain corporations and partnerships owned by them; and (6) certain charitable organizations (each a “Permitted Transferee”). The Corporation, as a condition to the transfer or registration of shares of Class B Common to a Permitted Transferee, requires the furnishing of affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee. A form of any such affidavit may be obtained without charge upon written request by the holder and addressed to the Secretary of the Corporation at the address set forth above.

As set forth in the Amended and Restated Certificate, each share of Class B Common is convertible into one share of Class A Common, par value $0.01 per share (“Class A Common”), of the Corporation without cost to the holder thereof.

Each share of Class A Common and Class B Common are equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, provided that in the case of dividends or other distributions payable in stock of the Corporation only shares of Class A Common will be distributed with respect to Class A Common and only shares of Class B Common will be distributed with respect to Class B Common.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –		Custodian
			(Cost)		(Minor)
under Uniform Gifts to Minors

TEN ENT	– as tenants by the entireties	Act of
(State)

JT TEN	– as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

,
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.